SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                       Date of Report: December 19, 1996


                        GOLDEN EAGLE INTERNATIONAL, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


Colorado                      0-23726                        84-1116515
--------                      -------                        ----------
(State or other               (Commission                    (IRS Employer
jurisdiction of               File Number)                   Identification No.)
incorporation)

4949 South Syracuse Street, Ste. #300, Denver, Colorado         80237
-------------------------------------------------------         -----
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code 303-694-6101


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Item 1.           Changes in Control of Registrant

         None.


Item 2.           Acquisition or Disposition of Assets

The Company's Bolivian subsidiary, now Eagle Mining of Bolivia, Ltd., has now registered with the Bolivian Notary of Mines its contract with the Cangalli cooperative, Unidas Cangalli, Ltda. The Company has not yet determined whether the mining rights it owns pursuant to its contract with the cooperative will be developed in-house, on a joint-venture basis or under a farmout arrangement; however, the Company is in limited production. The terms of the contract with the Cangalli cooperative require the expenditure of $3,000,000 USD to develop and exploit the prospect within 390 days from October 28, 1996, or the agreement will be null and void. The Company is allowed to apply all investments made in the project between January 25, 1996 and October 28, 1996.

The Company at this time has no capital commitments for the exploitation or development of the prospect, from joint venture partners, shareholders, lenders, or otherwise. It may be extremely difficult to obtain any type of capital for the company due to its poor financial condition, the investigation and resulting action by the Securities and Exchange Commission, its erratic trading history, its lack of experienced management, its lack of an Exchange or NASDAQ listing, lack of drilling and sampling on the prospect, and many other factors, including remote location and foreign operations risks.

The difficulties of mining in Bolivia at the location of the Cangalli prospect cannot be overstated. The location of the prospect is geographically remote from easily accessible transportation such as paved roads, rail, airports, or navigable major waterways. It is located in a jungle environment, with very hot, humid temperatures. The Company's limited production of gold has been successfully transported from the site. However, future transportation may well prove dangerous or difficult due to potential security problems.

While the Company has had limited production, there is absolutely no assurance that any economically self-sustaining operation can be established on the prospect, however much the company expends.

Further, various competing interests have attempted to interfere with the Company's prospect and operations, and have stirred unrest between the Company and Cangalli cooperative members. In a worst case scenario, the cooperative might attempt to prevent the Company from carrying on operations to exploit the prospect. This interference may continue indefinitely. While the company may vigorously oppose such interference, there is no assurance it can be successfully stopped.


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The Company hopes to commence negotiations with capital or joint venture sources in the near future.


Item 3.           Bankruptcy or Receivership

         None.


Item 4.           Changes in Registrants Certifying Accountant

         None.


Item 5.           Other Events

         a. The Company is in the process of completing an audit for year ended December 31, 1995, which commenced the month of September, 1996.

         b. The Securities and Exchange Commission has been conducting an investigation of the Company, certain persons, and its activities. No formal resolution of the investigation can be forecast at this point. The Company received a letter in November, 1996, in which the Company was informed that the SEC intended to bring an action charging the Company and certain individuals, with violations of the Securities Exchange Act of 1934, and seeking sanctions, fines, disgorgement, and injunction against future violations. The Company hopes to negotiate a settlement agreement regarding the charges with the Securities and Exchange Commission.


Item 6.           Resignation of Directors

                  None.


Item 7.           Financial Statements Pro Forma Financial & Exhibits

         Financials - None.

         Exhibits - Protocal with English Translation.





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                                   Signatures

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 19, 1996                        GOLDEN EAGLE INTERNATIONAL, INC.


                                                By: /s/ Mary A. Erickson
                                                    ---------------------------
                                                    Mary A. Erickson, President